Exhibit 10.1

TERMINATION OF INDEPENDENT CONTRACTOR AGREEMENT

This Termination of Independent Contractor Agreement (the "Agreement") is made and effective this October 13, 2017.

BETWEEN:	Devgen, LLC (the "Contractor"), an LLC organized under the laws of Georgia with its head office located at: 12340 Beragio Place, Alpharetta, GA 30004;

AND:
Nexus Enterprise Solutions, Inc. (the "Client"), a corporation organized and existing under the laws of the State of Wyoming, with its head office located at: 6810 N. State Road 7,Coconut Creek, FL 33073

WHEREAS, on September 1, 2017, the Contractor and the Client entered into an Independent Contractor Agreement (the "Original Agreement"); and

WHEREAS, each of the Parties desire to terminate the Original Agreement in full as of October 13, 2017;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.	TERMINATION OF INDEPENDENT CONTRACTOR AGREEMENT

As of October 13, 2017, the Contractor and Client hereby mutually agree and acknowledge that the Original Agreement has been terminated in its entirety, and is no longer in effect in any way.  No additional compensation will be paid to Contractor as of October 13, 2017 pursuant to the Original Agreement, and the Original Agreement is now null and void.

2.	RELEASE

Upon the execution of this Agreement, Contractor shall release and forever discharge Client, it's officers, directors, agents, employees, attorneys and affiliates (collectively the "Client Parties"), of and from all, and all manner of action and actions, cause and causes of action, rights, liens, agreements, obligations, claims, debts, dues, sums of monies, costs, expenses, attorneys' fees, judgments, damages, covenants, of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local, or otherwise) (collectively the "Claims") whether now known or unknown, which Contractor had or may have against the Client Parties related to the Original Agreement, including any compensation described therein.

3.	ATTORNEY'S FEES

Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the party or parties against whom enforcement was sought.

Exhibit 10.1 -- Page 1

4.	NONWAIVER

No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Client, by an executive officer of the Client or other person duly authorized by the Client.

5.	APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the State of Florida.

6.	SEVERABILITY; ENFORCEMENT

If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

7.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject matter; all prior agreements, representations, statements, negotiations and undertakings, including the Original Agreement, are superseded hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth first above, with full knowledge of its content and significance and intending to be legally bound by the terms hereof.

CLIENT	CONTRACTOR

/s/ James Bayardelle	/s/ Christopher Ashe
Authorized Signature	Authorized Signature

James Bayardelle, CEO	Christopher Ashe , Mg. Partner
Print Name and Title	Print Name and Title

Exhibit 10.1 -- Page 2